     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 1998

                                                      REGISTRATION NO. 333-48033

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              FIFTH THIRD BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              OHIO                               6711                            31-0854434
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)            Identification No.)

                            ------------------------

                   FIFTH THIRD CENTER, CINCINNATI, OHIO 45263
                                 (513) 579-5300
    (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                             PAUL L. REYNOLDS, ESQ.
                              FIFTH THIRD BANCORP
                            38 FOUNTAIN SQUARE PLAZA
                             CINCINNATI, OHIO 45263
                                 (513)579-5300
(Name, address, including Zip Code and telephone number, including area code, of agent for service)

                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

              RICHARD G. SCHMALZL, ESQ.                                  JOHN C. VORYS, ESQ.
                 H. SAMUEL LIND, ESQ.                                 VORYS, SATER, SEYMOUR AND
               GRAYDON, HEAD & RITCHEY                                        PEASE LLP
               1900 FIFTH THIRD CENTER                                  SUITE 2100, ATRIUM TWO
                  511 WALNUT STREET                                      221 E. FOURTH STREET
                CINCINNATI, OHIO 45202                                  CINCINNATI, OHIO 45201
                 (513) 651-3836 (FAX)                                    (513) 723-4056 (FAX)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and upon the effective time of the merger ("Merger") of State Savings Company ("State Savings") with and into the Registrant pursuant to the Affiliation Agreement described in the enclosed Proxy Statement/Prospectus included as Part I of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                                                       PAGE NUMBER IN SEQUENTIAL
                       DOCUMENT                           EXHIBIT          NUMBERING SYSTEM
                       --------                           -------    -----------------------------
Affiliation Agreement (excluding exhibits) and related
Agreement of Merger, both dated as of January 2, 1999
by and between Fifth Third Bancorp and State Savings
Company (set forth in Annex A to the Proxy
Statement/Prospectus included in this Registration
Statement)............................................      2.1      Included in Annex A
Affiliation Agreement (excluding exhibits) and related
Agreement of Merger, both dated as of January 13, 1998
by and between Fifth Third Bancorp and CitFed Bancorp,
Inc...................................................      2.2      Incorporated by Reference(1)
Form of Shareholder Support Agreement (set forth in
Annex B to the Proxy Statement/Prospectus included in
this Registration Statement)..........................      2.3      Included in Annex B
Seconded Amended Articles of Incorporation of Fifth
Third Bancorp, as amended.............................      3.1      Incorporated by Reference(2)
Code of Regulations of Fifth Third Bancorp, as
amended...............................................      3.2      Incorporated by Reference(2)
Stock Option Agreement (excluding exhibits) dated as
of January 13, 1998, by and between Fifth Third
Bancorp and CitFed Bancorp, Inc.......................      4        Incorporated by Reference(1)
Opinion of counsel employed by Fifth Third Bancorp as
to the legality of the securities being issued........      5        *
Opinion of Vorys, Sater, Seymour and Pease LLP as to
tax matters...........................................      8        *
Fifth Third Bancorp 1982 Stock Option Plan............     10.1      Incorporated by Reference(3)
Fifth Third Bancorp 1987 Stock Option Plan............     10.2      Incorporated by Reference(4)
Fifth Third Bancorp Unfunded Deferred Compensation
Plan for Non-Employee Directors.......................     10.3      Incorporated by Reference(5)
Fifth Third Bancorp Nonqualified Deferred Compensation
Plan..................................................     10.4      Incorporated by Reference(6)
Fifth Third Bancorp 1990 Stock Option Plan............     10.5      Incorporated by Reference(7)
Fifth Third Bancorp Variable Compensation Plan........     10.6      Incorporated by Reference(8)
Fifth Third Bancorp 1998 Long-Term Incentive Stock
Plan..................................................     10.7      Incorporated by Reference(8)
Form of Employment Agreement between Fifth Third
Bancorp and David Reese...............................     10.8      *
Form of Employment Agreement between Fifth Third
Bancorp and Donald Shackelford........................     10.9      *
Form of Employment Agreement between Fifth Third
Bancorp and Jerry L. Kirby............................     10.10     Incorporated by Reference(1)
1997 Annual Report to Stockholders of Fifth Third
Bancorp...............................................     13        Incorporated by Reference
Subsidiaries of Fifth Third Bancorp...................     21        Incorporated by Reference(9)
Consent of Deloitte & Touche LLP (with respect to
Fifth Third Bancorp)..................................     23.1      *
Consent of Deloitte & Touche LLP (with respect to
State Savings Company.................................     23.2      *
Consent of Keefe, Bruyette & Woods, Inc...............     23.3      *
Consent of Vorys, Sater, Seymour and Pease LLP........     23.4      Included in Exhibit 8
Consent of counsel employed by Fifth Third Bancorp....     23.5      Included in Exhibit 5
A power of attorney where various individuals
authorize the signing of their names to any and all
amendments to this Registration Statement and other
documents submitted in connection herewith............     24        *
Durable Power of Attorney for Thomas E. Szykowny as
attorney-in-fact for Donald B. Shackelford............     24.2

                                                                       PAGE NUMBER IN SEQUENTIAL
                       DOCUMENT                           EXHIBIT          NUMBERING SYSTEM
                       --------                           -------    -----------------------------
Fairness Opinion of Keefe, Bruyette & Woods, Inc. (set
forth in Annex C to the Proxy Statement/Prospectus
included in this Registration Statement)..............     99.1      Included in Annex C
Form of Proxy Card....................................     99.2      *
Form of Letter to State Savings Shareholders..........     99.3      *
Form of Notice of Special Meeting of State Savings
Shareholders..........................................     99.4      *
Form of Acquiring Person Statement (set forth in Annex
E to the Proxy/ Statement/Prospectus included in this
Registration Statement)...............................     99.5      Included in Annex E
Consent of David E. Reese.............................     99.6      *
Consent of Donald B. Shackelford......................     99.7      *
Form of Additional Materials to State Savings
Shareholders Required by Ohio Control Share
Acquisition Act.......................................     99.8      *


---------------
* Previously filed.

(1) Filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form S-4, Registration No. 333-48049.

(2) Filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form S-4, Registration No. 33-63966.

(3) Filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form S-2, Registration No. 2-98550.

(4) Filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form S-2, Registration No. 33-13252.

(5) Incorporated by reference to the Registrant's Annual Report on Form 10-K filed for the year ended December 31, 1985.

(6) Filed with the Securities and Exchange Commission as Exhibit 10.4 to a Registration Statement on Form S-4, Registration No. 33-21139.

(7) Filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form S-8, Registration No. 33-34075.

(8) Incorporated by reference to the Registrant's Proxy Statement dated February 9, 1998.

(9) Incorporated by reference to the Registrant's Annual Report on Form 10-K filed for the year ended December 31, 1997.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4, and has duly caused this Amendment No. 2 to Registration Statement No. 333-48033 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on April 6, 1998.


                                          FIFTH THIRD BANCORP

                                               /s/ GEORGE A. SCHAEFER, JR.

                                          --------------------------------------
                                          By: George A. Schaefer, Jr.
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-48033 has been signed by the following persons in the capacities and on the dates indicated.



Principal Executive Officer:

        /s/ GEORGE A. SCHAEFER, JR.              Date: April 6, 1998
-------------------------------------------

          George A. Schaefer, Jr.
   President and Chief Executive Officer

Principal Financial Officer:

            /s/ NEAL E. ARNOLD                   Date: April 6, 1998
-------------------------------------------
              Neal E. Arnold
          Chief Financial Officer
               and Treasurer

Principal Accounting Officer:

             /s/ ROGER W. DEAN                   Date: April 6, 1998
-------------------------------------------

               Roger W. Dean

                Controller

Directors of the Company:

           /s/ DARRYL F. ALLEN*                  Date: April 6, 1998
-------------------------------------------

              Darryl F. Allen

                                                 Date:
-------------------------------------------

              John F. Barrett

                                                 Date:
-------------------------------------------

           Milton C. Boesel, Jr.

           /s/ GERALD V. DIRVIN*                 Date: April 6, 1998
-------------------------------------------

             Gerald V. Dirvin

          /s/ THOMAS B. DONNELL*                 Date: April 6, 1998
-------------------------------------------

             Thomas B. Donnell

          /s/ RICHARD T. FARMER*                 Date: April 6, 1998
-------------------------------------------

             Richard T. Farmer

             /s/ IVAN W. GORR*                   Date: April 6, 1998
-------------------------------------------

               Ivan W. Gorr

         /s/ JOSEPH H. HEAD, JR.*                Date: April 6, 1998
-------------------------------------------

            Joseph H. Head, Jr.

          /s/ JOAN R. HERSCHEDE*                 Date: April 6, 1998
-------------------------------------------

             Joan R. Herschede

          /s/ WILLIAM G. KAGLER*                 Date: April 6, 1998
-------------------------------------------

             William G. Kagler

           /s/ JAMES D. KIGGEN*                  Date: April 6, 1998
-------------------------------------------

              James D. Kiggen

          /s/ MITCHEL LIVINGSTON*                Date: April 6, 1998
-------------------------------------------

            Mitchel Livingston

           /s/ ROBERT B. MORGAN*                 Date: April 6, 1998
-------------------------------------------

             Robert B. Morgan

           /s/ JAMES E. ROGERS*                  Date: April 6, 1998
-------------------------------------------

              James E. Rogers

            /s/ BRIAN H. ROWE*                   Date: April 6, 1998
-------------------------------------------

               Brian H. Rowe

        /s/ GEORGE A. SCHAEFER, JR.              Date: April 6, 1998
-------------------------------------------

          George A. Schaefer, Jr.

         /s/ JOHN J. SCHIFF, JR.*                Date: April 6, 1998
-------------------------------------------

            John J. Schiff, Jr.

       /s/ DENNIS J. SULLIVAN, JR.*              Date: April 6, 1998
-------------------------------------------

          Dennis J. Sullivan, Jr.

            /s/ DUDLEY S. TAFT*                  Date: April 6, 1998
-------------------------------------------

              Dudley S. Taft

      *By /s/ GEORGE A. SCHAEFER, JR.
             ------------------------------

          George A. Schaefer, Jr.
       as attorney-in-fact pursuant
          to a power of attorney
             previously filed